Exhibit 10.1

AMENDMENT TO PRE-FUNDED COMMON STOCK PURCHASE WARRANT

This Amendment (this “Amendment”), effective as of the 19th day of February, 2025, to the PRE-FUNDED COMMON STOCK PURCHASE WARRANT, dated December 27, 2021 (the “Warrant”), issued to Sanovas Ophthalmology, LLC or its assigns (the “Holder”) by RetinalGenix Technologies, Inc. (the “Company”).

WHEREAS, the Company and Holder desire to amend the Warrant to as set forth hereinbelow.

NOW THEREFORE, in consideration of $100.00 paid in hand, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Warrant as follows:

1. Amendment. Notwithstanding anything to the contrary set forth in the Warrant, the parties hereby agree that the Warrant may not be exercised by Holder prior to the earlier of: (a) February 1, 2030 or (b) the third anniversary of the Company’s uplisting to The Nasdaq Stock Market or NYSE American.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Warrant shall remain in full force and effect. The Warrant, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

RetinalGenix Technologies, INC.

By:	/s/ Jerry Katzman
Name:	Jerry Katzman, MD
Title:	Chief Executive Officer

Sanovas Ophthalmology, LLC

By:	/s/ Jerry Katzman
Name:	Jerry Katzman, MD
Title:	Managing Member